SHARE PURCHASE AND SALE AGREEMENT

April 21, 2010

SHARE PURCHASE AND SALE AGREEMENT

THIS SHARE PURCHASE AND SALE AGREEMENT (the “Agreement”), dated the 21st day of April, 2010, is entered into by and among Alchemical Capital Corp., a Florida corporation (the “Company”), Advanced Water Technologies, Inc. (the “Purchaser”), Willowhuasca Wellness, Inc., a Florida corporation, and Narayan Capital Funding Corp., a Florida corporation (each a “Seller” and collectively, the “Sellers”).

WHEREAS, the Purchaser desire to purchase an aggregate of 2,970,000 shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), of the Company from the Sellers, which constitutes 99% of the issued and outstanding shares of Common Stock of the Company, and the Sellers severally desire to sell the Shares to the Purchaser, in consideration for payment of the Purchase Price (as defined below) by the Purchaser to Sellers;

WHEREAS, the Sellers are the only shareholders of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the parties hereto do hereby agree as follows:

1.            TRANSFER OF SHARES, CONSIDERATION AND OTHER MATTERS.

1.1           Transfer of Shares. Subject to the terms and conditions of this Agreement, the Sellers hereby sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser hereby purchases and acquires from Sellers, good and marketable title to the Shares, free and clear of all mortgages, liens, encumbrances, claims, equities and obligations to other persons of every kind and character except that the Shares are “restricted securities” as set forth in Section 4.4 hereof.  Simultaneously herewith, Sellers are delivering to Purchaser certificates duly endorsed for transfer or accompanied by duly executed stock powers, together with such other documents or instruments, if any, as may be necessary to convey the Shares to the Purchaser as provided herein.

1.2           Consideration. The purchase price for the Shares purchased by the Purchaser is $30,000 (the “Purchase Price”), payable to the Law Offices of Michael H. Hoffman, P.A. (“Escrow Agent”) on behalf of the Sellers.  Narayan Capital Funding Corp. is hereby selling to Purchaser 2,673,000 shares of Common Stock.  Willowhuasca Wellness, Inc. is hereby selling to Purchaser 297,000 shares of Common Stock.

1.3           Form of Payment. On the Closing Date (as defined below), (i) each of the Sellers shall deliver to the Purchaser stock certificates (the “Certificates”) representing the Shares together with a stock power (the “Stock Powers”), which the Purchaser is then purchasing, against delivery of the Purchase Price; and (ii) the Purchaser shall pay the Purchase Price to the Escrow Agent.

1.4           Closing. The date on which the closing (the “Closing”) of the purchase and sale of the Shares is hereinafter referred to as the “Closing Date.” The Closing will be deemed to occur when (A) this Agreement has been executed and delivered by the Sellers and the Purchaser (which delivery may be effected by facsimile transmission or by e-mail of a Portable Document Format (PDF) file), and (B) full payment of the Purchaser’s Purchase Price has been made by wire transfer of immediately available funds in accordance with Section 1.3, and (C) the Certificates and Stock Powers have been delivered to the Purchaser.

2.            REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

The Sellers severally represent, warrant and covenant to and with the Purchaser as an inducement to the Purchaser to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

2.1           Authorization of Agreement.  The Sellers are fully able, authorized and empowered to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to perform their covenants and agreements hereunder and thereunder.  This Agreement and any such other agreement or instrument, upon execution and delivery by the Sellers (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute a valid and legally binding obligation of the Sellers, in each case enforceable against them in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors’ rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against such Seller under or by virtue of this Agreement or such other agreement or instrument.

2.2           Board Approval. Any and all other actions taken by the Company since inception, have been duly approved by resolutions passed by the Company’s Board of Directors, or a duly authorized committee thereof.

2.3           Consents. All requisite consents of third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of the Company for the execution and delivery of this Agreement and the performance of its respective obligations hereunder have been obtained and are in full force and effect. The Company has fully complied with all conditions of such consents.

2.4           No Shareholder Loans or Other Company Debt to Sellers.  Each of the Sellers, if applicable, has cancelled any loans made by such Seller to the Company otherwise unrepaid on the date of this Agreement.  In addition, the Sellers confirm hereby that nothing is owed to each Seller by the Company on the date of this Agreement for loans made or otherwise.

2.5           SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since inception (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.6           Financial Statements.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (the “Commission”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.7           Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Florida and has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted. The Company is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither the location of its assets nor the nature of its business requires it to be so qualified.

2.8           Capitalization.  The capitalization of the Company is as set forth in the SEC Reports.  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the transaction documents. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

2.9           Articles of Incorporation and Bylaws. A true and complete copy of the Company’s Articles of Incorporation and Bylaws as in effect on the date hereof are set forth in the SEC Reports.

2.10           Officers and Directors.  Robert Papiri is the sole officer and director of the Company.

2.11            Liabilities, etc.

(a)           The Company has filed all Federal, state and local tax returns which are required to be filed by it and all taxes shown to be due thereon (together with any applicable penalties and interest) have been paid. The Company has not incurred any liability for taxes except in the ordinary course of business. The Company has paid or provided adequate reserves for all taxes which have become due for all periods prior to the date of this Agreement or pursuant to any assessments received by it or which the Company is obligated to withhold from amounts owing to any employee, creditor or other third party as at, or with respect to, any period prior to the date of this Agreement. To the best knowledge of the Sellers, the Federal income tax returns of the Company have never been audited by the Internal Revenue Service. The Company has not waived any statute of limitations in respect of taxes, nor agreed to any extension of time with respect to a tax assessment or deficiency.

(b)           On the date of Closing, there are no liabilities, debts or obligations of the Company, whether accrued, absolute, contingent or otherwise (“Liabilities”).

2.12           Absence of Certain Events. Other than as disclosed in its SEC Reports and in Current Reports on Form 8-K, the Company has been conducted solely in the usual and ordinary course. Without limiting the generality of the foregoing, the Company has not:

(a)           waived any right or rights of substantial value or paid, directly or indirectly, any Liability before such Liability became due in accordance with its terms; or

(b)           other than in the ordinary and usual course of business, created any Liability (whether absolute or contingent and whether or not currently due and payable), or entered into or assumed any contract, agreement, arrangement, lease (as lessor or lessee), license or other commitment otherwise than in the ordinary and usual course of business; or

(c)           purchased, sold or transferred any assets other than in the ordinary and usual course of the operations of the Company; granted any security interest or other lien or encumbrance affecting any of its assets or properties other than in the ordinary and usual course of business and in amounts not material; or amended any agreement or contract to which the Company is a party or by which its assets and properties are bound.

2.13           Adverse Developments. Except as disclosed in its SEC Reports, and particularly, in its Current Reports on Form 8-K, there has been no material adverse change in the business, operations or condition (financial or otherwise) of the Company; nor has there been since such date, any damage, destruction or loss, whether covered by insurance or not, materially or adversely affecting the business, properties or operations of the Company.

2.14           Actions and Proceedings. The Company is not subject to any outstanding orders, writs, injunctions or decrees of any court or arbitration tribunal or any governmental department, commission, board, agency or instrumentality, domestic or foreign, against, involving or affecting the business, properties or employees of the Company or Sellers’ right to enter into and execute this Agreement. There are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations, including any warranty or product liability claims (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) relating to or arising out of the business, properties or employees of the Company pending or, to the best knowledge of the Sellers, threatened against or affecting the Company.

2.15           Compliance with Laws. The Company has complied in all material respects with all laws, ordinances, regulations and orders applicable to the conduct of its business, including all laws relating to environmental matters, employees and working conditions.

2.16           Bank Accounts and Credit Cards. As of the date hereof, the Company no longer maintains any bank account, safe deposit box, credit or charge cards and has closed any respective accounts therewith.

2.17           Tax Matters.

(a)           The Company has duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to them with the Internal Revenue Service or other applicable taxing authority;

(b)           The Company has paid all material taxes due, or claimed by any taxing authority to be due, from or with respect to them;

(c)           To the best knowledge of the Company, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with the Company’s tax returns;

(d)           No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from the Company; and

For the purposes of this Section 2.17, a tax is due (and must therefore either be paid or adequately reserved against in the Company’s Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

2.18           Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

2.19           Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports and in this Agreement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

                3.             REPRESENTATIONS AND WARRANTIES OF SELLERS REGARDING THE SHARES.

Each of the Sellers severally represents, warrants and covenants to and with the Purchaser as an inducement to the Purchaser to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

3.1           Ownership of the Shares.  Narayan Capital Funding Corp., a Florida corporation, is the sole record and beneficial owner of 2,700,000 shares.  Willowhuasca Wellness, Inc., a Florida corporation, is the sole record and beneficial owner of 300,000 shares.  Each of the Sellers holds his, her or its respective shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another and has the absolute right to sell and transfer the Shares that are subject to this Agreement to the Purchaser without the consent of any other person or entity. Upon transfer of the Shares to the Purchaser hereunder, the Purchaser will acquire good and marketable title to such Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another.

3.2           No Seller Defaults. Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, violates any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with, or will result in any breach of, any of the terms of, or constitute a default under or result in the termination of, or the creation of, any lien upon the Shares to be sold by each Seller pursuant to the terms of any contract or agreement to which such Seller is a party or by which such Seller or any of his, her or its respective assets is bound.

3.3           Obligations; Authorizations. Each of the Sellers is not (i) in violation of any judgment, order, injunction, award or decree which is binding on him, her or it, or any of his, her or its assets, properties, operations or business which violation, by itself or in conjunction with any other such violation, would materially and adversely affect the consummation of the transaction contemplated hereby; or (ii) in violation of any law or regulation or any other requirement of any governmental body, court or arbitrator relating to him, her or it, or to his, her or its assets, operations or businesses which violation, by itself or in conjunction with other violations of any other law, regulation or other requirement, would materially adversely affect the consummation of the transaction contemplated hereby.

3.4           Voluntary Nature of Transaction.  The sale by each of the Sellers to the Purchaser of the Shares is made freely and voluntarily by such Seller.  Each of the Sellers, in selling the Shares to the Purchaser, is not acting under fraud, duress, menace, or undue influence.

4.           REPRESENTATIONS AND WARRANTIES OF PURCHASER.

The Purchaser represents and warrants and covenants to and with the Sellers as an inducement to the Sellers to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

4.1           Power and Authority.  The Purchaser is authorized to execute and deliver this Agreement, and any other agreement or instrument contemplated by this Agreement, and to consummate the transaction and to perform such obligations contemplated hereby and thereby.

4.2           Legal and Authorized Transaction; Authority: No Breach. The execution and delivery by the Purchaser of this Agreement and any other agreement or instrument contemplated by this Agreement, and the consummation of the transaction contemplated hereby and thereby, requires no specific consent or authority conferred by any third party. This Agreement, and any such other agreement or instrument, upon execution and delivery by the Purchaser (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of the Purchaser, in each case enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors’ rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Purchaser under or by virtue of this Agreement or such other agreement or instrument. Neither the execution and delivery of this Agreement, or any such other agreement or instrument by the Purchaser, nor the consummation of the transaction contemplated hereby or thereby, will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or material agreement to which the Purchaser are a party or by which the Purchaser or any of his, her or its property or assets may be bound or materially affected, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, the Purchaser or upon the securities, property or business of the Purchaser, or (iii) constitute a violation by the Purchaser of any applicable law or regulation of any jurisdiction as such law or regulation relates to the Purchaser or to the property or business of the Purchaser.

4.3           No Litigation, Etc. There is no material suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the Purchaser’ best knowledge, threatened against, materially affecting, or which will materially affect, the property of the Purchaser, or to the Purchaser’ best knowledge does there exist any basis therefor.

4.4           Accredited Investors; Investment Intent. The Purchaser is an “accredited investor” as that term is defined in applicable rules and regulations and is acquiring the Shares for his or her own account for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Shares except in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws.  The Shares acquired by the Purchaser from the Sellers are “restricted securities” as that term is defined under Rule 144 of the Securities Act, and any sales of the Shares made in reliance upon Rule 144 can be made, among other things, only in limited amounts in accordance with the terms and conditions of that Rule and will require an opinion of counsel satisfactory to the Company and Company’s counsel that registration is not required under the Securities Act or state securities laws.  The Purchaser is familiar with the business and operations of the Company, acknowledges that the Company is in the developmental stage and is not profitable. The Purchaser has been offered the opportunity to examine the books and records of the Company and to discuss its business, operations and financial condition with officers of the Company.

4.5           Restrictive Legend. The Purchaser understands that any and all certificates representing the Shares transferred by the Sellers to the Purchaser and any and all Shares issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 and are “restricted securities” as that term is defined in Rule 144 under the Act. The shares may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under such Act.”

4.6            During the past five years, the Purchaser has not been:

(1)           Subject of a petition under the Federal bankruptcy laws or any state insolvency law filed by or against it, or by a receiver, fiscal agent or similar officer appointed by a court for its business or property, or any partnership in which it was a general partner at or within two years before the time of such filing or any corporation or business association of which it was an executive officer at or within two years before the time of such filing;

(2)           Convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)           The subject of any order, judgment, or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining it for, or otherwise limiting, any of the following activities:

(i)           acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;

(ii)           engaging in any type of business practice; and

(iii)           engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities law or Federal Commodity laws.

(4)           The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days either of their right to engage in any activity described in paragraph (3) (i) above, or be associated with persons engaged in any such activity.

(5)           Found by any court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(6)           Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal Commodities Law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

5.           COVENANTS AND AGREEMENTS OF THE PARTIES.

5.1           Lock-Up; Trading Price Protection.  Each of the Sellers severally agree to lock up, leak-out provisions that will last with an agreed lock-up, leak-out of no more than ten (10%) percent per day of the daily trading volume in a single day and no more than a cumulative of ten (10%) percent per month of the monthly volume and no more than ten (10%) percent per month of their total share ownership as measured by their initial holding, of the each of the Sellers individual ownership interest percentage of the shares of Common Stock, as measured on the date that the shares of Common Stock become free trading shares AND are eligible for trading on the OTCBB, AMEX, NASDAQ or NYSE Stock Market, whichever listing or quotation occurs first.  In addition, if the trading strike price falls below Two Dollars ($2.00) during the first (1st) year of trading, Purchaser agrees to provide both Sellers with an additional Thirty Thousand (30,000) Shares of Common Stock, to be divided equally pursuant to the Sellers individual ownership percentage.

5.2           Capital Restructuring Post-Closing.  Sellers and Purchaser specifically acknowledge and agree that, during the six (6) month period following the Closing Date, the Purchaser may effect a reverse split or a forward split event (each a “Recapitalization Event”) so long as such Recapitalization Event effects all shareholders immediately prior to the recapitalization on a pro rata basis.  Any rights provided to Sellers pursuant to this Section 5.2, if any, shall automatically terminate after such six (6) month period following the Closing Date.

5.3           No Brokers. Each of the Sellers on the one hand and the Purchaser on the other hand represent and warrant to the other that each there will be no liability upon the Purchaser for any broker, finder or similar agent and no person or entity with which each has had any dealings or communications of any kind is entitled to any brokerage, finder’s or placement fee or any similar compensation in connection with this Agreement or the transaction contemplated hereby from the Purchaser.

5.4           Expenses. Each of the parties hereto agrees to bear his, her or its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

5.5           SEC Filings.  Purchaser agrees (i) to exercise his or her best efforts (a) to cause the Company to remain a reporting company under either Section 12(g) or 15(d) of the Exchange Act and (b) to file all necessary reports with the SEC and any other regulatory body as required to maintain the Company as a current reporting Company under the Exchange Act and any other applicable rules and regulations, (ii) to cause the Company to file with the SEC a Report on Form 8-K relating to the consummation of the transaction contemplated hereunder and (iii) to provide the Sellers with one copy of such Report on Form 8-K as filed pursuant to clause (ii) above.

5.6           Cooperation; Further Assurances.  Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents, provide such other notices or communications and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out the intended purposes of this Agreement.

6.            NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

6.1           Nature of Statements. All statements contained in any Schedule, certificate or other instruments delivered by or on behalf of any party hereto pursuant to this Agreement, shall be deemed representations and warranties by such party.

6.2           Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall survive the execution and delivery of this Agreement and continue in effect through the first anniversary of this Agreement except that the representations and warranties set forth in Section 3.1 shall continue in effect until the expiration of the applicable statute of limitations, and the agreements of indemnity for claims set forth in Sections 7 and 8 shall survive the execution and delivery of this Agreement and continue in effect for the period during which such claims are enforceable.

7.           INDEMNIFICATION BY THE SELLERS.

7.1           Claims Against the Company. For a period of one year after the Closing, the Sellers (the “Indemnifying Party”) severally and not jointly agree to indemnify the Purchaser (each an “Indemnified Party”), against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by the Sellers herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of the Company prior to the Closing; or (B) the operations of the Company prior to the Closing.

7.2           Claims Against the Company. The Indemnifying Party shall indemnify and hold the Purchaser harmless from and against any loss, damage or expense (including reasonable attorneys’ fees) caused by or arising out of any claim made against the Company:

(i)           for any foreign, Federal, state or local tax of any kind arising out of or by reason of the existence or operations of the Company prior to the date of this Agreement;

(ii)           in respect of transactions occurring prior to the date of this Agreement arising under the Securities Act, the Exchange Act, or any state blue sky or securities law;

(iii)           in respect of any salary, bonus, wages or other compensation of any kind owed by the Company to its employees for services rendered on or prior to the date of this Agreement;

(iv)           for any damages to the environment caused by or arising out of any pollution resulting from or otherwise attributable to the operation of the business of the Company prior to the date of this Agreement;

(v)           in respect of any payable of the Company to the Sellers incurred prior to the date of this Agreement; and

(vi)           in respect of any liability or indebtedness for borrowed money or otherwise incurred on or before the date of this Agreement except as provided in Section 2.11 hereof.

7.3           Other Matters. The Indemnifying Party shall indemnify and hold the Purchaser harmless from and against any loss, damage or expense (including reasonable attorneys’ fees) caused by or arising out of (i) any breach or default in the performance by Sellers of any covenant or agreement of Sellers contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by Sellers herein or in any Schedule, certificate or other instrument delivered by or on behalf of Sellers pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to any of the foregoing.

8.            INDEMNIFICATION BY THE PURCHASER.

8.1           Claims Against Sellers. For a period of one year after the Closing, Purchaser agrees to indemnify and hold harmless Sellers from and against all loss, damage or expense (including reasonable attorneys’ fees) caused by or arising out of (i) any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchaser herein or in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to the foregoing.

9.            NOTICE AND OPPORTUNITY TO DEFEND.

9.1           Participation. Promptly after the receipt by the Purchaser or the Sellers of notice of any action, proceeding, claim or potential claim (any of which is hereinafter individually referred to as a “Circumstance”) which could give rise to a right to indemnification under this Agreement, the Indemnified Party shall give prompt written notice to the party or parties who may become obligated to provide indemnification hereunder; i.e., the Indemnifying Party. Such notice shall specify in reasonable detail the basis and amount, if ascertainable, of any claim that would be based upon the Circumstance. The failure to give such notice promptly shall relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the Indemnified Party establishes that the Indemnifying Party either had knowledge of the Circumstance or was not prejudiced by the failure to give notice of the Circumstance. The Indemnifying Party shall have the right, at its option, to compromise or defend the claim, at its own expense and by its own counsel, and otherwise control any such matter involving the asserted liability of the Indemnified Party, provided that any such compromise or control shall be subject to obtaining the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld. An Indemnifying Party shall not be liable for any costs of settlement incurred without the written consent of the Indemnifying Party. If any Indemnifying Party undertakes to compromise or defend any asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party, provided such costs and expenses have been previously approved by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of an asserted liability.

10.            MISCELLANEOUS.

10.1.           Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder.

10.2           Resignation as Director of the Company. The Sellers shall deliver or cause to be delivered to the Purchaser a letter of resignation from Robert Papiri, whereby such person shall resign as the sole officer and director of the Company.

10.3           Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, sent prepaid overnight by Federal Express or the like, in writing, or mailed first class, postage prepaid, by certified mail, return receipt requested as follows:

(a)	If to Sellers, as follows:

Narayan Capital Funding Corp.
Willowhuasca Wellness, Inc.
c/o Law Offices of Michael H. Hoffman, P.A.
1521 Alton Road, No. 284
Miami Beach, Florida 33139
(786) 280-7575 – Telephone
(305) 865-3430 - Facsimile

(b)	If to Purchaser, as follows:

Advanced Water Technologies, Inc.
1001 Bayhill Drive, 2nd Floor
San Bruno, California 94066
(650) 438-0928 - Telephone
(650) 351-6901 - Facsimile
Attn:           Basilio Chen, Chairman/CEO

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 10.3 by any of the parties hereto to any other party hereto.

10.4           Waiver; Remedies. No delay on the part of the Sellers or the Purchaser in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of Sellers or the Purchaser of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

10.5           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties relating thereto.

10.6           Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.

10.7           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument. Any signature page to be given hereunder shall be in writing and shall be effective upon hand delivery by electronic mail or facsimile.

10.8           Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.  Each party irrevocably and unconditionally: (a) agrees that any legal proceeding relating to this Agreement must be brought in the state courts in Miami-Dade County, Florida, or the United States District Court located in Miami, Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any proceeding in any such court; and (d) agrees that service of any court paper may be effected on it by mail, or in such other manner as may be provided under applicable laws or court rules in the State of Florida.

10.9           Captions. All section titles or captions contained in this Agreement, in any Schedule referred to herein or in any Exhibit attached hereto are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

SELLERS:                                                                                                           PURCHASER:

NARAYAN CAPITAL FUNDING CORP.                                                     ADVANCED WATER TECHNOLOGIES, INC.

By: /s/  Robert Papiri                                                                By: /s/ Basilio Chen
Name:  Robert Papiri                                                                                          Name:  Basilio Chen
Title:    President                                                                                                Title:   Chairman and Chief Executive Officer

WILLOWHUASCA WELLNESS, INC.

By: /s/ Colleen Foyo
    Colleen Foyo, President

COMPANY:

ALCHEMICAL CAPITAL CORP.

By: /s/ Robert Papiri
Robert Papiri, President